Asprodental

Dental practice management software that is more efficient and intuitive than anything else the industry has seen.

Invest

$99.36 minimum investment

Deadline December 3, 2019
in a month

Share Price
$0.46

Total Raised
$24,349

Valuation
$4,094,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

INTRODUCTION

Asprodental is an enterprise SaaS for dentists. All office operations, from health records to insurance billing, takes place in the software. Less than half a year old, the company already has dealer relationships and a functioning product used by two revenue generating clients to manage $3M of dental business.

TESTIMONIALS


Asprodental really feels like it was designed by a dentist.
Dr. Cassie Kalapsa

Dr. Cassie Kalapsa, Fullerton, CA


It's very easy, very user friendly.
I'm pretty sure it will become mainstream.
Dr. Paul Phan

Dr. Paul Phan, Las Vegas, NV


It's very easy, very user friendly. I'm not a computer person

PROBLEM

Dentists are losing significant time and money to inefficiencies in their management software. The incumbent products are server-based and were developed in the 90's. Over the years, third party products have been created to overlay the legacy management software. This leads to excessive switching between platforms, outdated workflows, and disorganized data.

Dental offices are now facing a unique pressure to upgrade their server-based management software as the industry migrates to cloud solutions. Both incumbent companies and new software companies are beginning to offer cloud management programs. However, these new products are heavily based on legacy processes.


PROBLEM
Time & money in dental offices are lost to inefficiencies
LAYERED PLATFORMS
ANTIQUATED INTERFACE
DIFFICULT TO ACCESS DATA

SOLUTION

Asprodental consolidates key enterprise features onto one platform, wrapped in a consumer interface. Radical improvements in workflow design allow Asprodental to eliminate about an hour of busywork per dental workday.


SOLUTION
A practice management platform that saves time for the dental office by:
Consolidating key activities onto one platform
Removing extraneous steps
Redesigning workflow around modern practices

THE SOLUTION

Asprodental is different in the way we approach ease of use. We consolidate key features onto one platform and remove extraneous steps to provide the most seamless work experience.



Clean design, integrated texts

Dentists can manage their offices from an intuitively designed scheduler. Follow-up care messages are now part of the patient's health record with an integrated text bar.

One-page chart

Four elements – teeth, perio, treatment plan, and clinical notes – that are typically spread out over 3-4 different pages can now be seen on one screen.

Everything clinical in one place.





Clear & diagnostic x-rays

X-rays are viewable immediately after capturing, then uploaded to the cloud in the background.

Visual reporting for office KPIs

Live-updating reports give dentists a window into their practices from anywhere. Asprodental's reports are designed to showcase important metrics quickly and visually, eliminating the need to hunt for information.



Asprodental



rad·i·cal im·prove·ment *n.*

/ˈradək(ə)l imˈpro͞ovmənt/

Example: Information that has historically been scattered across 3-4 different pages is consolidated into 1 page with Asprodental.


Asprodental
LOWER RIGHT
LOWER LEFT
Treatment Plan
ADD PROCEDURE
Clinical History

MARKET


TARGET MARKET
Total software spend
in US dental
$23B
100k offices
Management software
spend in US dental
$2.2B
100k offices
Mid-size dental
Offices in CA
$200M
9k offices
TARGET CONSUMER
Dental offices with
2-10 locations


SALES
Dealer networks to leverage
current dental purchasing
habits & tap into existing
customer relationships.
MARKETING
Targeted trade shows.
Demo events for dealers'
clients. Exposure through
mobile clinics.

Many recent trends in the dental industry are reshaping the market, creating the prime moment for Asprodental to enter the playing field.

As dental offices are consolidating into multiple location groups, there arises the need to connect databases and remotely monitor each location. Those needs, coupled with broad consumer adoption of cloud technologies, has made cloud computing and storage more accepted in the dental industry within the past 2-4 years.

In addition to cloud solutions, there are many other consumer technologies that are being introduced to the dental industry -- for example, CRM products and x-ray capturing programs. These programs layer on top of the antiquated legacy practice management software. This presents a unique opportunity for Asprodental to consolidate existing technologies, improve upon the UI, and present a cohesive product to modernize the dental software industry.

— COMPETITIVE LANDSCAPE

Background:

Before creating Asprodental, Dr. Kimberly (DDS) and Tiffany (MBA) Nguyen had experience running dental offices together. Their offices, as typical in the dental industry, were operating on an antiquated server-based management software.

Kimberly and Tiffany set on a quest to upgrade. They spent a year searching for a great cloud-based management software. However, all the products they encountered had uninspired, cluttered workflows that borrow heavily from legacy processes. Asprodental was born out of a need to fill a gap in the dental market: an enterprise software that has the easy usability of a consumer product.

Product:

Asprodental's advantage is a unique application of design. Asprodental's one-page-chart and imbedded search feature are the key advantages for dentists. Streamlining workflows and removing extraneous steps allows Asprodental to be 20% faster to use than a legacy server-based incumbent, which saves about 1 hour in a dental workday.

Execution:

Asprodental's distribution plan leverages dentists' current purchasing habits. Dentists buy anything from equipment and technology through local supplies dealers. The local dealers don't have management software whereas the large distributors do. Asprodental gives local dealers a tool to be competitive with the large distributors. In exchange, Asprodental gains access to the dealers' existing client relationships.


COMPETITION
CLOUD-BASED
Asprodental
FUSE
DENTICON
DENTRIX ASCEND
CARESTACK
curvedental
dovetail
VERTICAL DISTRIBUTORS
(supplies, imaging, etc)
eaglesoft
Opendental
PURE SOFTWARE
DENTRIX
SoftDent
easydental
SERVER-BASED

— BUSINESS MODEL

Asprodental charges a monthly subscription based on the size of the office, with a one-time enrollment fee.

Currently, dentists purchase everything from high technology hardware to disposables through their local or regional supplies dealers. The dental industry is highly relationship-based. Asprodental sees local dealer networks as a channel for scalability. In contrast to competitors' sales methods of online demos, Asprodental plans to leverage the in-person relationships that dental supplies dealers have with their existing customer base.


Monthly subscription with one-time set-up fees:
$1500 onboarding + $1000 data conversion
Aspro SMALL
$625/month
1-5 users
Aspro MEDIUM
$875/month
6-12 users
Aspro LARGE
$1,450/month
13-20 users

PROGRESS

Asprodental has secured a partnership with a local dental supplies dealer in Orange County, CA. The working model with this dealer will be replicated nationwide as Asprodental approaches dealer consortiums.

Part of Asprodental's market launch strategy involves working with free dental clinics, starting with its first client, Lestonnac Free Clinic. Clinics such as Lestonnac are paying clients who offer a unique marketing opportunity. Dentists who regularly volunteer at the dental clinics typically have their own offices. By learning to use Asprodental at the clinics, the doctors decrease the barrier of entry for Asprodental into their offices. These doctors serve as a channel for word of mouth marketing and as sales leads.

SUCCESS


USC
Marshall
Lloyd Greif Center for Entrepreneurial Studies
USC Marshall
8VC
Nov. 1, 2018
Aspro Dental
$ 5,000
Five Thousand
Lloyd Greif
ATHENA



Press mentions


StartU
Our Mission
Our Team
Podcast
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ASPRODENTAL: A POWERFUL YET INTUITIVE PLATFORM FOR DENTISTS

Pre-Seed
Software
USC

Mar 13 2019

Asprodental

We put the e's in "teeth"

StartU

Company Overview

- Company: Asprodental
- Sector: Dental Software
- Year Founded: 2017
- One Sentence Pitch: A SaaS platform that gives dentists the best work experience.
- University Affiliation(s): USC
- $ Raised: $211,000
- Investors: Zensoft.io, Angel Investors
- Traction to Date: Currently live in 2 dental practices and 1 free clinic

Nov 2018 — Grant won from the ATHENA Women's Entrepreneurship Summit.

Dec 2018 — $100k development services investment from David Tolioupov (SAFE).

Jan 2019 — $100k investment from Pascal Decoussemaeker (SAFE). Company incorporated.

Feb 2019 — First revenue-generating client onboarded. The client, Lestonnac Free Clinic, is the largest free clinic in California.

Mar 2019 — Awarded Most Promising Venture by USC's Lloyd Greif Center for Entrepreneurship.

Apr 2019 — Two-location dental office onboarded as the second client. Hosted a conference for local supplies dealer, OC-1. 30 dental offices were in attendance. 6 leads generated. Replicable conference model established.

May 2019 — Established an onboarding plan for a three-location dental office (lead from the April conference) to officially onboard in June as the third client. David Tolioupov invested another $100k of development services.

Jun 2019 — Meeting with NDC (national dental supplies dealer collective) to discuss national launch plan and pilot program.

Sep 2019 — Hosting dental health records for the city of Anaheim's annual Anaheim Health Fair: two-day event at the Anaheim Convention Center.


TRACTION
Raised $200k of angel funding to launch the product
2 live clients using Asprodental to operate $3M+ of business
Dealer relationship established in SoCal, w/ plans for expansion
Grant awarded from USC for most promising venture

TEAM

Asprodental’s team brings together the best of industry expertise and fresh perspectives.



Tiffany

Tiffany graduated from USC with her bachelors in biology at the age of 19. Two years after joining Kimberly's dental business, Tiffany led her team to accomplish a 67% production and 49% collections increase. This efficiency set the vision for Asprodental's interface. Tiffany is on track to receive her MBA in technology commercialization from USC by August of 2019. Many of the connections Tiffany acquired before and during the MBA program have been key in launching Asprodental. Tiffany's ability to attract and motivate talent is a major driving force within the company.



Kimberly

Kimberly graduated from USC dental school at the age of 23 and founded her first dental office by the time she was 25. She now owns two dental practices that operate independently of her. Kimberly founded an annual free dental event in 2009. She grew the dental event into a full health fair that includes medical and optometry services, receiving grants from Rotary International. Kimberly's extensive industry contacts provide her with a strong foundation for leading business development at Asprodental.



Pascal

Pascal has been instrumental in launching many technologies into the dental market during his 25+ year career. He was responsible for assembling the sales team for a dental x-ray start-up (Suni Medical Imaging) in San Jose and scaling the company to over 80 different countries. Pascal's industry connections helped Asprodental acquire a key partnership with the dental imaging company, Apteryx, that provides the API for our x-ray module. Having already garnered interest in Asprodental from leading dental sales executives and advisors, Pascal is poised to help Asprodental successfully enter the market.



Steve

Steve holds his masters in healthcare administration from Cal State Long Beach. During his 20+ year career, Steve has transitioned from hospital to IT management. Steve played a pivotal role in developing and implementing critical IT infrastructure within hospital systems. Steve's experience with managing IT on an enterprise level within the healthcare industry makes him well equipped to lead logistics and operations for Asprodental.

Advisors



Fred Joyal

Co-founded 1-800-DENTIST and served as CEO for over 30 years. Fred is now a renowned author and speaker on dental marketing and growth scaling.



David Tolioupov

Founder and CEO of Zensoft.io, co-founded LocalOn and Go Skip SaaS platforms, served as CTO of Echo Oil & Gas. Created products for VMWare, Uber, and United Airlines.



Ivan Nikkhoo

Managing Partner at Navigate Ventures, an early growth stage venture fund in LA; Venture Capital Subnetwork Chair for Young Presidents' Organization.

Investors

› Zensoft.io

> Software development company based in SF, founded by our advisor, David Tolioupov

› Pascal Decoussemaeker

> Pascal believes in us so much that he invested $100k of his own money and joined our working team

USE OF PROCEEDS



USE OF FUNDS
35%
Data conversion
Data maps enable the seamless transfer of information from clients' legacy systems onto Aspro.
Each map is a high upfront cost, but every subsequent client using the same legacy software is a marginal cost to convert with existing maps.
22%
Marketing
Content and campaigns will be used at local and regional trade shows and shared with dealer partners.
20%
Support/maintanence
24/7 monitoring of client servers, immediate bug fixes, and live responses to customer feedback.
17%
Feature enhancements
Addition of new features and enhancements of existing features based on feedback from live users.
6%
Sales
Working with dealer networks decreases internal costs because compensation is a commission-based percentage of sales. This 6% use of funds will be used to supplement commission advances.
Data conversion maps (35%)
Marketing (22%)
Customer support/maintanance (20%)
Feature enhancements (17%)
Sales (6%)
Asprodental

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Asprodental Inc.. This offering must raise at least $10,000 by December 3, 2019 at 12:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Asprodental may issue additional securities to raise up to $253,000, the offering's *maximum*.

$24,349 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,450,000 shares
× $0.46 per share

$4,347,000 implied valuation

PITCH DECK


Asprodental
Increase dental office productivity through vertically integrated SaaS

Open

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MORE INFO

- Website: www.asprodental.com →
- LinkedIn: https://www.linkedin.com/company/asprodental →
- Crunchbase: https://www.crunchbase.com/organization/asprodental →

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UPDATES

Jun 6, 2019 • Primary offering of 550,000 shares at $0.46

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.